                                                                     EXHIBIT 4.4

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                                 (Face of Note)

                          10 1/2% SENIOR NOTES DUE 2010

No.______                                                  CUSIP  ______________

US$______                                                  ISIN:  $_____________



                           HLI OPERATING COMPANY, INC.

promises to pay to CEDE & CO., INC. or its registered assigns, the principal sum of _________________ Dollars ($______________) on June 15, 2010.

Interest Payment Dates:  June 15 and December 15, commencing December 15, 2003.

Record Dates:  June 1 and December 1.






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



IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

                                              HLI OPERATING COMPANY, INC.


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:



This is one of the Global

Notes referred to in the

within-mentioned Indenture:



U.S. BANK NATIONAL ASSOCIATION

as Trustee




By:______________________________________

             Authorized Signatory



Dated:





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



                                 (Back of Note)



                          10 1/2% SENIOR NOTES DUE 2010



                  THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


         1. INTEREST. HLI Operating Company, Inc., a Delaware corporation (the "Company"), promises to pay interest (as defined in the Indenture) on the principal amount of this Note at 10 1/2% per annum until maturity and shall pay Special Interest, if any, as provided in the Registration Rights Agreement relating to these Notes (other than pursuant to section 4(a) or 4(b) of such Registration Rights Agreement, which shall not apply to these Notes). The Company shall pay interest semi-annually in arrears in cash on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 3, 2003; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any




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



Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on June 1 or December 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, any Guarantor or any of their Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture, dated as of June 3, 2003 ("Indenture"), among the Company, Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5. OPTIONAL REDEMPTION.

              (a) At any time prior to June 15, 2007, the Company may redeem all or any portion of the Notes, at once or over time, upon required notice under the Indenture at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) the sum of the present values of (1) the redemption price of the Notes at June 15, 2007 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date through June 15, 2007, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 75 basis points, plus, in the case of either clause (i) or (ii), accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date).

              (b) At any time and from time to time prior to June 15, 2006, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the proceeds of one or more Public Equity Offerings at a redemption price equal to 110.50% of the principal amount hereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes)




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

remains outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

              (c) At any time or after June 15, 2007, the Company may redeem all or a part of the Notes upon notice in accordance with Section 3.03 of the Indenture, at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on June 15 of the years set forth below, and are expressed as percentages of principal amount:

Year                                                                Percentage
2007.............................................................    105.250%
2008.............................................................    102.625%
2009 and thereafter..............................................    100.000%


              (d) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         6. MANDATORY REDEMPTION. Except as set forth in Sections 4.13 and 4.18 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

              (a) Upon the occurrence of a Change of Control, the Company shall, within 30 days of a change of control, make an offer, pursuant to Section 4.18 and the procedures set forth in Section 3.09 of the Indenture, to all Holders to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes at a purchase price, in cash, equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the Purchase Date.

              (b) When the aggregate amount of Excess Proceeds from Asset Sales consummated by Holdco or a Restricted Subsidiary exceeds $20 million (taking into account income earned on such Excess Proceeds, if any), the Company shall make an offer to repurchase (the "Prepayment Offer") the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with Section 4.13 and the procedures (including prorating in the event of oversubscription) set forth in
Section 3.09 of the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Notes for repurchase in accordance with Section 3.09 of the Indenture, Holdco or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero.

         8. NOTICE OF REDEMPTION. Notices of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in



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


integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any then outstanding, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and
6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest, if any, on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to (i) cure any ambiguity, omission, defect or inconsistency; (ii) provide for the assumption by a Surviving Person of the obligations of Holdco and the Company under the Indenture; (iii) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (iv) add additional Guarantors with respect to the Notes or release Guarantors from Note Guaranties as provided or permitted by the terms of the Indenture; (v) secure the Notes, release all or any portion of any security interest, add to the covenants of Holdco or the Company for the benefit of the Holders or surrender any right or power conferred upon Holdco or the Company;
(vi) make any change that does not adversely affect the rights of any Holder;
(vii) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or (viii) provide for the issuance of additional Notes in accordance with the Indenture.

         12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default with respect to the Notes: (i) failure to make the payment of any interest, including Special Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;
(iii) failure to comply with Section 5.01 of the Indenture; (iv) failure to



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


comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (i), (ii) or (iii)), and such failure continues for 30 days after written notice is given to the Company as provided below; (v) a default under any Debt in an aggregate amount in excess of $20.0 million by Holdco or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity (the "cross acceleration provisions"); (vi) any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (net of applicable insurance, if any, that is not subject to any reservation of rights by the insurer) that shall be rendered against Holdco or any Restricted Subsidiaries and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions"); (vii) any Note Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Note Guaranty) or any Guarantor denies or disaffirms its obligations under its Note Guaranty (the "guaranty provisions");
(viii) any security interest shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or the release thereof in accordance with its terms, or any security interest created thereunder shall be declared invalid or unenforceable or the Company or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the "security default provisions"); or
(ix) certain events of bankruptcy, insolvency or reorganization affecting the Company, the Guarantors or any of their Significant Subsidiaries.

         If any Event of Default (other than Events of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default or (i) in the payment of the principal of, premium, if any, or interest on, the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

         14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.


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


         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption or notices of Offers to Purchase as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or notice of an Offer to Purchase and reliance may be placed only on the other identification numbers printed thereon and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.

         18. COPY OF INDENTURE. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Hayes Lemmerz International, Inc. 15300 Centennial Drive, Northville, Michigan 48167, Attention: Corporate Counsel.

         19. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.


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



                       Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.13 or 4.18 of the Indenture, check the box below:

[ ]    Section 4.13

[ ]    Section 4.18

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $_____________________

Date:_______________________________      Your Signature:_______________________
                                          (Sign exactly as your name appears on
                                          the face of this Note)

                                          Tax Identification No.:
                                          ______________________________________



                                          SIGNATURE GUARANTEE:



                                          ______________________________________


                                          Signatures must be guaranteed by an
                                          "eligible guarantor institution"
                                          meeting the requirements of the
                                          Registrar, which requirements include
                                          membership or participation in the
                                          Security Transfer Agent Medallion
                                          Program ("STAMP") or such other
                                          "signature guarantee program" as may
                                          be determined by the Registrar in
                                          addition to, or in substitution for,
                                          STAMP, all in accordance with the
                                          Securities Exchange Act of 1934, as
                                          amended.






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



                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:


(I) or (we) assign and transfer this Note to




________________________________________________________________________________
            (Insert assignee's social security or other tax I.D. no.)



________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


              (Print or type assignee's name, address and zip code)


and irrevocably appoint ______________________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________


Date: ______________

                                          Your Signature:_______________________
                                          (Sign exactly as your name appears on
                                          the face of this Note)

                                          Signature Guarantee: _________________



                                          Signatures must be guaranteed by an
                                          "eligible guarantor institution"
                                          meeting the requirements of the
                                          Registrar, which requirements include
                                          membership or participation in the
                                          Security Transfer Agent Medallion
                                          Program ("STAMP") or such other
                                          "signature guarantee program" as may
                                          be determined by the Registrar in
                                          addition to, or in substitution for,
                                          STAMP, all in accordance with the
                                          Securities Exchange Act of 1934, as
                                          amended.






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





              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                                                                       Principal Amount
                            Amount of                                 of this Global Note          Signature of
                           decrease in            Amount of increase    following such         authorized signatory
                         Principal Amount        in Principal Amount     decrease (or             of Trustee or
Date of Exchange        of this Global Note      of this Global Note       increase)              Note Custodian












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